EXHIBIT 99.1

J.JILL, INC. ANNOUNCES FIRST QUARTER 2026 RESULTS

Provides Q2 FY26 Outlook

Reaffirms Full Year FY26 Sales and Adjusted EBITDA* Outlook

Quincy, Mass – June 10, 2026 – J.Jill, Inc. (NYSE:JILL) ("J.Jill" or the "Company") today announced financial results for the first quarter of fiscal year 2026.

Mary Ellen Coyne, President and Chief Executive Officer of J.Jill, Inc. stated, “We delivered first quarter results in line with our expectations and are encouraged by early indicators that our strategy is gaining traction. We are balancing speed with careful deliberation as we evolve – making the best decisions for our business and our customers. I am confident in our ability to drive gradual, sequential improvement and position J.Jill for sustainable growth.”

For the first quarter ended May 2, 2026:

•
Net sales for the first quarter of fiscal 2026 decreased 6.0% to $144.4 million compared to $153.6 million for the first quarter of fiscal 2025.
•
Total company comparable sales, which includes comparable store and direct to consumer sales, decreased by 8.7% for the first quarter of fiscal 2026.
•
Direct to consumer net sales, which represented 45.6% of net sales, were down 8.3% compared to the first quarter of fiscal 2025.
•
Gross profit was $98.7 million compared to $110.4 million in the first quarter of fiscal 2025. Gross margin was 68.3% compared to 71.8% in the first quarter of fiscal 2025. The Company incurred approximately $4.7 million of incremental net tariff costs in the first quarter of fiscal 2026 compared to the first quarter of fiscal 2025.
•
SG&A was $89.7 million compared to $91.1 million in the first quarter of fiscal 2025. SG&A as a percentage of total net sales was 62.1% compared to 59.3% in the first quarter of fiscal 2025.
•
Operating income was $8.8 million compared to $19.1 million in the first quarter of fiscal 2025. Operating income margin for the first quarter of fiscal 2026 was 6.1% compared to 12.4% in the first quarter of fiscal 2025. Adjusted Income from Operations* was $10.9 million compared to $21.5 million in the first quarter of fiscal 2025.
•
Interest expense was $1.9 million compared to $2.8 million in the first quarter of fiscal 2025. Interest income was $0.3 million in the first quarter of fiscal 2026 compared to $0.4 million in the first quarter of fiscal 2025.
•
During the first quarter of fiscal 2026, the Company recorded an income tax provision of $2.5 million compared to $5.0 million in the first quarter of fiscal 2025 and the effective tax rate was 35.2% compared to 29.8% in the first quarter of fiscal 2025.
•
Net Income was $4.7 million compared to $11.7 million in the first quarter of fiscal 2025.
•
Net Income per Diluted Share was $0.31 for the first quarter of fiscal 2026 compared to $0.76 in the first quarter of fiscal 2025. Adjusted Net Income per Diluted Share* in the first quarter of fiscal 2026 was $0.45 compared to $0.88 in the first quarter of fiscal 2025.
•
Adjusted EBITDA* for the first quarter of fiscal 2026 was $16.7 million compared to $27.3 million in the first quarter of fiscal 2025. Adjusted EBITDA margin* for the first quarter of fiscal 2026 was 11.6% compared to 17.8% in the first quarter of fiscal 2025.

•
The Company opened one store and closed two stores in the first quarter of fiscal 2026. The store count at the end of the quarter is 255 stores compared to 249 stores at the end of the first quarter of fiscal 2025.

Balance Sheet and Cash Flow Highlights

•
Inventory at the end of the first quarter of fiscal 2026 was $63.9 million compared to $60.6 million at the end of the first quarter of fiscal 2025. The inventory balance at the end of the first quarter of fiscal 2026 included approximately $5.5 million of net tariff costs.
•
Net Cash provided by Operating Activities for the thirteen weeks ended May 2, 2026, was $1.7 million compared to $5.3 million for the thirteen weeks ended May 3, 2025.
•
Free Cash Flow* was an outflow of $1.1 million compared to an inflow of $2.6 million for the thirteen weeks ended May 3, 2025.
•
The Company ended the first quarter of fiscal 2026 with a cash balance of $36.3 million.

*Non-GAAP financial measures. Please see “Non-GAAP Financial Measures” and “Reconciliation of GAAP Net Income to Adjusted EBITDA,” “Reconciliation of GAAP Operating Income to Adjusted Income from Operations,” “Reconciliation of GAAP Net Income to Adjusted Net Income,” and “Reconciliation of GAAP Cash from Operations to Free Cash Flow” for more information.

Share Repurchase Authorization

In the first quarter of fiscal 2026, the Company purchased 68,500 shares of common stock at an average price per share of $11.55, for a total cost of approximately $0.8 million.

As of May 2, 2026, the Company had $13.3 million remaining under the currently authorized $25.0 million share repurchase program, which expires on December 6, 2026. The share repurchase program is expected to be funded through the Company’s existing cash and future free cash flow. The timing of any repurchases and the number of shares repurchased are subject to the discretion of the Company and may be affected by various factors, including general market and economic conditions, the market price of the Company’s common stock, the Company’s earnings, financial condition, capital requirements and levels of indebtedness, legal requirements, and other factors that management may deem relevant. The share repurchase program authorization does not obligate the Company to acquire any shares of its common stock and may be amended, suspended or discontinued at any time. Shares may be repurchased from time to time through open market transactions, block trades, privately negotiated purchase transactions or other purchase techniques and may include purchases effected pursuant to one or more trading plans established pursuant to Rule 10b5-1 under the Securities Exchange Act of 1934.

Quarterly Dividend Payment

On March 31, 2026 the Board declared a quarterly cash dividend of $0.09 per share, payable on April 28, 2026 to stockholders of record of issued and outstanding shares of the Company’s common stock as of April 14, 2026.

Following the end of the first quarter of fiscal 2026, on June 3, 2026, the Board declared a cash dividend of $0.09 per share, payable on July 8, 2026 to stockholders of record of issued and outstanding shares of the Company’s common stock as of June 24, 2026.

Outlook

The following outlook assumes an average 20% reciprocal tariff rate on applicable inventory received prior to February 28, 2026, an average 10% tariff rate on applicable inventory received after February 28, 2026 through the second quarter of Fiscal 2026, and an average 15% tariff rate thereafter. The Company’s outlook does not assume any tariff refund benefit given ongoing uncertainties related to the timing and ultimate amount of full reimbursement. In addition, the Company's outlook assumes a second half unit inventory purchases positioned down in the mid-single digit percentage range compared to Fiscal 2025.

For the second quarter of fiscal 2026, the Company expects the following:

•
Net Sales to decline 1% to 3% compared to fiscal 2025
•
Comparable Sales to decline 2% to 4% compared to fiscal 2025
•
Gross margin to decline approximately 100 basis points compared to fiscal 2025 incorporating approximately $4 million of net cost impact from tariffs
•
Adjusted EBITDA of $18 million to $20 million

For the full year of fiscal 2026, the Company reaffirms its outlook for Net Sales, Comparable Sales, Gross Margin, Adjusted EBITDA, and Free cash flow, while updating its expectations for total capital expenditures and net new store growth. The Company expects the following:

•
Net Sales are still expected to be flat to down 2% compared to fiscal 2025
•
Comparable Sales are still expected to decline 1% to 3% compared to fiscal 2025
•
Gross margin is still expected to decline approximately 50 basis points compared to fiscal 2025 incorporating approximately $14.5 million of net-cost impact from tariffs
•
Adjusted EBITDA is still expected to be $70 million to $75 million
•
Free cash flow is still expected to be $20 million
•
Total capital expenditures of approximately $20 million to $25 million
•
Net new store growth of approximately 1 to 5 new stores

Conference Call Information

A conference call to discuss first quarter 2026 results is scheduled for today, June 10, 2026, at 8:00 a.m. Eastern Time. Those interested in participating in the call are invited to dial (888) 596-4144 or (646) 968-2525 if calling internationally. Please dial in approximately 10 minutes prior to the start of the call and reference Conference ID 7311773 when prompted. A live audio webcast of the conference call will be available online at http://investors.jjill.com/Investors-Relations/News-Events/events.

A taped replay of the conference call will be available approximately two hours following the call and can be accessed both online and by dialing (800) 770-2030 or (609) 800-9909. The pin number to access the telephone replay is 7311773. The telephone replay will be available until June 17, 2026.

About J.Jill, Inc.

J.Jill is a national lifestyle brand that provides apparel, footwear and accessories designed to help its customers move through a full life with ease. The brand represents an easy, thoughtful and inspired style that celebrates the totality of all women and designs its products with its core brand ethos in mind: keep it simple and make it matter. J.Jill offers a high touch customer experience through about 250 stores nationwide and a robust ecommerce platform. J.Jill is headquartered outside Boston. For more information, please visit www.jjill.com or http://investors.jjill.com. The information included on our websites is not incorporated by reference herein.

Non-GAAP Financial Measures

To supplement our unaudited condensed consolidated financial statements presented in accordance with generally accepted accounting principles (“GAAP”), we use the following non-GAAP measures of financial performance:

•
Adjusted EBITDA, which represents net income plus (less) depreciation and amortization, income tax provision, interest expense, interest income, equity-based compensation expense, write-off of property and equipment, amortization of cloud-based software implementation costs, adjustment for exited retail stores, impairment of long-lived assets, and other non-recurring items, primarily consisting of non-ordinary course professional fees, non-employee share-based payments, CEO transition costs, severance expense, and legal settlements and fees associated with certain non-recurring transactions and events. We present Adjusted EBITDA on a consolidated basis because management uses it as a supplemental measure in assessing our operating performance, and we believe that it is helpful to investors, securities analysts and other interested parties as a measure of our comparative operating performance from period to period. We also use Adjusted EBITDA as one of the primary methods for planning and forecasting overall expected performance of our business and for evaluating on a quarterly and annual basis actual results against such expectations. Further, we recognize Adjusted EBITDA as a commonly used measure in determining business value and as such, use it internally to report results. We also use Adjusted EBITDA margin which represents, for any period, Adjusted EBITDA as a percentage of net sales.
•
Adjusted Income from Operations, which represents operating income plus (less) equity-based compensation expense, write-off of property and equipment, adjustment for exited retail stores, impairment of long-lived assets, and other non-recurring items. We present Adjusted Income from Operations because management uses it as a supplemental measure in assessing our operating performance, and we believe that it is helpful to investors, securities analysts, and other interested parties as a measure of our comparative operating performance from period to period.
•
Adjusted Net Income, which represents net income plus income tax provision, equity-based compensation expense, write-off of property and equipment, adjustment for exited retail stores, impairment of long-lived assets, and other non-recurring items. We present Adjusted Net Income because management uses it as a supplemental measure in assessing our operating performance, and we believe that it is helpful to investors, securities analysts and other interested parties as a measure of our comparative operating performance from period to period.
•
Adjusted Net Income per Diluted Share represents Adjusted Net Income divided by the number of fully diluted shares outstanding. Adjusted Net Income per Diluted Share is presented as a supplemental measure in assessing our operating performance, and we believe that it is helpful to investors, securities analysts and other interested parties as a measure of our comparative operating performance from period to period.
•
Free Cash Flow represents cash flow from operations less capital expenditures. Free Cash Flow is presented as a supplemental measure in assessing our liquidity, and we believe that it is helpful to investors, securities analysts and other interested parties as a measure of our comparative liquidity and operating performance from period to period.

While we believe that Adjusted EBITDA, Adjusted EBITDA margin, Adjusted Income from Operations, Adjusted Net Income, Adjusted Diluted EPS and Free Cash Flow are useful in evaluating our business, they are non-GAAP financial measures that have limitations as analytical tools. These non-GAAP measures should not be considered alternatives to, or substitutes for, Net Income, Income from Operations, Net Income per Diluted Share or Cash from Operations, which are calculated in accordance with GAAP. In addition, other companies, including companies in our industry, may calculate these non-GAAP measures differently or not at all, which reduces the usefulness of such non-GAAP financial measures as tools for comparison. We recommend that you review the reconciliation and calculation of Adjusted EBITDA, Adjusted EBITDA margin, Adjusted Income from Operations, Adjusted Net Income, Adjusted Diluted EPS and Free Cash Flow to Net Income, Income from Operations, Net Income per Diluted Share and Cash from Operations, respectively, the most directly comparable GAAP financial measures, under “Reconciliation of GAAP Net Income to Adjusted EBITDA”, “Reconciliation of GAAP Operating Income to Adjusted Income from Operations”, “Reconciliation of GAAP Net Income to Adjusted Net Income” and “Reconciliation of GAAP Cash from Operations to Free Cash Flow” and not rely solely on Adjusted EBITDA, Adjusted EBITDA margin, Adjusted Income from Operations, Adjusted Net Income, Adjusted Net Income per Diluted Share, Free Cash Flow or any single financial measure to evaluate our business.

Forward-Looking Statements

This press release contains, and oral statements made from time to time by our representatives may contain, “forward-looking statements.” All statements other than statements of historical facts contained in this press release, including statements regarding our strategy, future operations, future financial position, future revenue, projected costs, prospects, plans, objectives of management, expected market growth and any activities, events or developments that we intend, expect or believe may occur in the future are forward-looking statements. Such statements are often identified by words such as “could,” “may,” “might,” “will,” “likely,” “anticipates,” “intends,” “plans,” “seeks,” “believes,” “estimates,” “expects,” “continues,” “ongoing,” “remain,” “projects,” “goal,” “target” (although not all forward-looking statements contain these identifying words) and similar references to future periods, or by the inclusion of forecasts or projections. Forward-looking statements are based on our current expectations and assumptions regarding capital market conditions, our business, the economy and other future conditions and are not guarantees of future performance. Because forward-looking statements relate to the future, by their nature, they are inherently subject to a number of risks, uncertainties, potentially inaccurate assumptions and changes in circumstances that are difficult to predict. As a result, our actual results may differ materially from those contemplated by the forward-looking statements. Important factors that could cause actual results to differ materially from those in any forward-looking statements include regional, national or global political, economic, business, competitive, market and regulatory conditions, including risks regarding: (1) our sensitivity to changes in economic conditions and discretionary consumer spending; (2) the material adverse impact of pandemics, other health crises or natural disasters on our operations, business and financial results; (3) our ability to anticipate and respond to changing customer preferences, shifts in fashion and industry trends in a timely manner; (4) our ability to maintain our brand image, engage new and existing customers and gain market share; (5) the impact of operating in a highly competitive industry with increased competition; (6) our ability to successfully optimize our omnichannel operations, including our ability to enhance our marketing efforts and successfully realize the benefits from our investments in new technology, for example our new predictive AI-powered inventory forecasting model and other AI tools, point-of-sale system and the forthcoming upgrade to our order management system; (7) our ability to use effective marketing strategies and increase existing and new customer traffic; (8) any interruptions in our foreign sourcing operations and the relationships with our suppliers and agents; (9) any increases in the demand for, or the price of, raw materials used to manufacture our merchandise and other fluctuations in sourcing and distribution costs; (10) any material damage or interruptions to our information systems; (11) our ability to protect our trademarks and other intellectual property rights; (12) our indebtedness restricting our operational and financial flexibility; (13) our ability to manage our inventory levels, size assortments and merchandise mix; (14) the fact that we are no longer a controlled company; (15) the impact of any new or increased tariffs; (16) our management succession plan; and (17) other factors that may be described in our filings with the Securities and Exchange Commission (the “SEC”), including the factors set forth under “Risk Factors” in our Annual Report on Form 10-K for the fiscal year ended January 31, 2026. You are encouraged to read our filings with the SEC, available at www.sec.gov, for a discussion of these and other risks and uncertainties. We caution investors, potential investors and others not to place considerable reliance on the forward-looking statements in this press release and in the oral statements made by our representatives. Any such forward-looking statement speaks only as of the date on which it is made. J.Jill undertakes no obligation to publicly update or revise any forward-looking statement, whether as a result of new information, future developments or otherwise.

(Tables Follow)

J.Jill, Inc.

Consolidated Statements of Operations and Comprehensive Income

(Unaudited)

(Amounts in thousands, except share and per share data)

	For the Thirteen Weeks Ended
	May 2, 2026	May 3, 2025
Net sales	$144,427	$153,624
Costs of goods sold (exclusive of depreciation and amortization)	45,734	43,267
Gross profit	98,693	110,357
Selling, general and administrative expenses	89,718	91,088
Impairment of long-lived assets	214	207
Operating income	8,761	19,062
Interest expense	1,871	2,789
Interest income	(347)	(388)
Income before provision for income taxes	7,237	16,661
Income tax provision	2,549	4,969
Net income and total comprehensive income	$4,688	$11,692
Net income per common share:
Basic	$0.32	$0.76
Diluted	$0.31	$0.76
Weighted average common shares:
Basic	14,880,999	15,314,474
Diluted	14,975,282	15,390,957

Cash dividends declared per common share	$0.09	$0.08

J.Jill, Inc.

Consolidated Balance Sheets

(Unaudited)

(Amounts in thousands, except share data)

	May 2, 2026	January 31, 2026
Assets
Current assets:
Cash and cash equivalents	$36,297	$41,015
Accounts receivable, net	8,505	4,322
Inventories, net	63,922	70,066
Prepaid expenses and other current assets	25,711	25,786
Total current assets	134,435	141,189
Property and equipment, net	56,535	56,794
Intangible assets, net	55,183	56,322
Goodwill	59,697	59,697
Operating lease assets, net	124,106	128,944
Other assets	7,515	7,270
Total assets	$437,471	$450,216
Liabilities and Shareholders’ Equity
Current liabilities:
Accounts payable	$44,094	$57,650
Accrued expenses and other current liabilities	34,184	30,864
Current portion of long-term debt	1,594	1,875
Current portion of operating lease liabilities	38,568	40,259
Total current liabilities	118,440	130,648
Long-term debt, net of discount and current portion	71,319	71,435
Deferred income taxes	15,461	14,403
Operating lease liabilities, net of current portion	106,990	111,231
Other liabilities	970	1,000
Total liabilities	313,180	328,717
Commitments and contingencies
Shareholders’ Equity
Common stock, par value $0.01 per share; 50,000,000 shares authorized; 15,677,489 and 15,522,614 shares issued at May 2, 2026 and January 31, 2026 respectively; and 14,951,415 and 14,865,040 shares outstanding at May 2, 2026 and January 31, 2026, respectively	159	157
Additional paid-in capital	239,876	240,981
Treasury stock, at cost, 726,074 and 657,574 shares at May 2, 2026 and January 31, 2026, respectively	(11,681)	(10,888)
Accumulated deficit	(104,063)	(108,751)
Total shareholders’ equity	124,291	121,499
Total liabilities and shareholders’ equity	$437,471	$450,216

J.Jill, Inc.

Reconciliation of GAAP Net Income to Adjusted EBITDA

(Unaudited)

(Amounts in thousands)

	For the Thirteen Weeks Ended
	May 2, 2026	May 3, 2025
Net income	$4,688	$11,692
Add (Less):
Depreciation and amortization	5,252	5,349
Income tax provision	2,549	4,969
Interest expense	1,871	2,789
Interest income	(347)	(388)
Adjustments:
Equity-based compensation expense (a)	1,252	966
Write-off of property and equipment (b)	36	151
Amortization of cloud-based software implementation costs (c)	554	457
Adjustment for exited retail stores (d)	(296)	(232)
Impairment of long-lived assets (e)	214	207
Other non-recurring items (f)	948	1,375
Adjusted EBITDA	$16,721	$27,335
Net sales	144,427	153,624
Adjusted EBITDA margin	11.6%	17.8%

(a)
Represents expenses associated with equity incentive instruments granted to our management and Board of Directors (the “Board”). Incentive instruments are accounted for as equity-classified awards with the related compensation expense recognized based on fair value at the date of the grant.
(b)
Represents net gain or loss on the disposal of fixed assets.
(c)
Represents amortization of capitalized implementation costs related to cloud-based software arrangements that are included within Selling, general and administrative expenses.
(d)
Represents non-cash gains associated with exiting store leases earlier than anticipated.
(e)
Represents impairment of long-lived assets related to right of use assets and leasehold improvements.
(f)
Represents items management believes are not indicative of ongoing operating performance, including CEO transition costs, severance expense, non-ordinary course legal and professional fees, non-employee share-based payments, and legal settlements and fees.

J.Jill, Inc.

Reconciliation of GAAP Operating Income to Adjusted Income from Operations

(Unaudited)

(Amounts in thousands)

	For the Thirteen Weeks Ended
	May 2, 2026	May 3, 2025
Operating income	$8,761	$19,062
Add (Less):
Equity-based compensation expense (a)	1,252	966
Write-off of property and equipment (b)	36	151
Adjustment for exited retail stores (c)	(296)	(232)
Impairment of long-lived assets (d)	214	207
Other non-recurring items (e)	948	1,375
Adjusted income from operations	$10,915	$21,529

(a)
Represents expenses associated with equity incentive instruments granted to our management and Board. Incentive instruments are accounted for as equity-classified awards with the related compensation expense recognized based on fair value at the date of the grant.
(b)
Represents net gain or loss on the disposal of fixed assets.
(c)
Represents non-cash gains associated with exiting store leases earlier than anticipated.
(d)
Represents impairment of long-lived assets related to right of use assets and leasehold improvements.
(e)
Represents items management believes are not indicative of ongoing operating performance, including CEO transition costs, severance expense, non-ordinary course legal and professional fees, non-employee share-based payments, and legal settlements and fees.

J.Jill, Inc.

Reconciliation of GAAP Net Income to Adjusted Net Income

(Unaudited)

(Amounts in thousands, except share and per share data)

	For the Thirteen Weeks Ended
	May 2, 2026	May 3, 2025
Net income	$4,688	$11,692
Add: Income tax provision	2,549	4,969
Income before provision for income tax	7,237	16,661
Adjustments:
Equity-based compensation expense (a)	1,252	966
Write-off of property and equipment (b)	36	151
Adjustment for exited retail stores (c)	(296)	(232)
Impairment of long-lived assets (d)	214	207
Other non-recurring items (e)	948	1,375
Adjusted income before income tax provision	9,391	19,128
Less: Adjusted tax provision (f)	2,723	5,547
Adjusted net income	$6,668	$13,581
Adjusted net income per share:
Basic	$0.45	$0.89
Diluted	$0.45	$0.88
Weighted average number of common shares:
Basic	14,880,999	15,314,474
Diluted	14,975,282	15,390,957

(a)
Represents expenses associated with equity incentive instruments granted to our management and Board. Incentive instruments are accounted for as equity-classified awards with the related compensation expense recognized based on fair value at the date of the grant.
(b)
Represents net gain or loss on the disposal of fixed assets.
(c)
Represents non-cash gains associated with exiting store leases earlier than anticipated.
(d)
Represents impairment of long-lived assets related to right of use assets and leasehold improvements.
(e)
Represents items management believes are not indicative of ongoing operating performance, including CEO transition costs, severance expense, non-ordinary course legal and professional fees, non-employee share-based payments, and legal settlements and fees.
(f)
The adjusted tax provision for adjusted net income is estimated by applying a rate of 29.0% for the first quarter of fiscal 2026 and 29.0% for the first quarter of fiscal 2025.

J.Jill, Inc.

Selected Cash Flow Information

(Unaudited)

(Amounts in thousands)

Summary Data from the Statement of Cash Flows

	For the Thirteen Weeks Ended
	May 2, 2026	May 3, 2025
Net cash provided by operating activities	$1,687	$5,336
Net cash used in investing activities	(2,793)	(2,724)
Net cash used in financing activities	$(3,612)	(6,794)
Net change in cash and cash equivalents	(4,718)	(4,182)
Cash and cash equivalents and restricted cash:
Beginning of Period	41,378	35,790
End of Period (a)	$36,660	$31,608
a)
Includes $0.4 million of restricted cash for the thirteen weeks ended May 2, 2026 and the thirteen weeks ended May 3, 2025. The Company recorded restricted cash in Prepaid expenses and other current assets as presented in the consolidated balance sheets.

Summary Data from the Statement of Cash Flows

The following table provides a reconciliation of cash, cash equivalents, and restricted cash reported within the consolidated balance sheets that sum to the total of the same such amounts shown in the consolidated statements of cash flows:

	For the Thirteen Weeks Ended
	May 2, 2026	May 3, 2025
Cash and cash equivalents	$36,297	$31,245
Restricted cash reported in Prepaid expenses and other current assets	363	363
Total cash, cash equivalents, and restricted cash shown in the consolidated statements of cash flows	$36,660	$31,608

Reconciliation of GAAP Cash from Operations to Free Cash Flow

	For the Thirteen Weeks Ended
	May 2, 2026	May 3, 2025
Net cash provided by operating activities	$1,687	$5,336
Less: Capital expenditures (a)	(2,793)	(2,724)
Free cash flow	$(1,106)	$2,612
a)
Capital expenditures reflects net cash used in investing activities, which includes capitalized interest and excludes cash received from landlords for tenant allowances.

Contacts:

Investor Relations:

Caitlin Churchill

ICR, Inc.

investors@jjill.com

203-682-8200

Business and Financial Media:

Michael McMullan / Danielle Poggi
Berns Communications Group
mmcmullan@bcg-pr.com / dpoggi@bcg-pr.com